                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                                (Amendment No. )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                              QUALCOMM Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.     Title of each class of securities to which transaction applies:

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2.     Aggregate number of securities to which transaction applies:

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3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.     Proposed maximum aggregate value of transaction:

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5.     Total fee paid:

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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.     Amount Previously Paid:

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7.     Form, Schedule or Registration Statement No.:

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8.     Filing Party:

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9.     Date Filed:

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

                                                                PRELIMINARY COPY

                                [QUALCOMM LOGO]

To Our Stockholders:

     Enclosed with this letter are proxy materials for our upcoming Special Meeting of Stockholders (the "Special Meeting") to be held on Monday, December 20, 1999. The Special Meeting is being held for the limited purpose of approving an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and to effect a four-for-one split of our Common Stock, as more fully described in the enclosed proxy materials. Accordingly, our management team will not be making its usual presentation regarding QUALCOMM Incorporated's business to stockholders at the Special Meeting. We will look forward to updating you in person on the status of our business at our Annual Meeting to be held in February 2000.

                                          Sincerely,

                                          /S/ IRWIN MARK JACOBS
                                          Irwin Mark Jacobs
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                                PRELIMINARY COPY

                                [QUALCOMM LOGO]
                              5775 MOREHOUSE DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 1999

TO THE STOCKHOLDERS OF QUALCOMM INCORPORATED:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the "Company"), will be held at
               , on Monday, December 20, 1999 at        a.m. local time for the
following purposes:

    1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 300,000,000 to 3,000,000,000 shares.

    2. To approve an amendment to the Company's Restated Certificate of Incorporation to effect a split of the Company's Common Stock whereby each outstanding share of Common Stock shall become four shares of Common Stock.

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on November 17, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /S/ IRWIN MARK JACOBS
                                          Irwin Mark Jacobs
                                          Chairman of the Board and
                                          Chief Executive Officer

San Diego, California
November 22, 1999

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             QUALCOMM INCORPORATED
                              5775 MOREHOUSE DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                            ------------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                               DECEMBER 20, 1999
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the "Company"), for use at a Special Meeting of Stockholders to be held on Monday, December 20, 1999, at
       a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying
Notice of Special Meeting. The Special Meeting will be held at                ,
               . The Company intends to mail this proxy statement and accompanying proxy card on or about November 22, 1999 to all stockholders entitled to vote at the Special Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on November 17, 1999 will be entitled to notice of and to vote at the Special Meeting. At the close of business on November 17, 1999, the Company had outstanding and
entitled to vote                shares of Common Stock. Each holder of record of
Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5775 Morehouse Drive, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 300,000,000 shares to 3,000,000,000 shares.

     Principal Effects of the Amendment. The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

     As of November 1, 1999, of the 300,000,000 shares of Common Stock presently authorized: 164,570,278 shares were issued and outstanding; under the Company's 1991 Stock Option Plan, 15,488,614 shares remain available for future option grants and 29,916,390 shares remain available for issuance upon exercise of presently outstanding options; 3,412,963 shares remain available for issuance under the Company's 1991 Employee Stock Purchase Plan; 23,667 shares remain available for issuance under the Company's 1996 Non-Qualified Employee Stock Purchase Plan; under the Company's 1998 Non-Employee Directors' Stock Option Plan, 540,000 shares remain available for future option grants and 1,411,500 shares remain available for issuance upon exercise of presently outstanding options; 43,526 shares remain available for issuance under the Company's Executive Retirement Matching Contribution Plan; 16,234,864 shares were reserved for issuance upon conversion of the QUALCOMM Financial Trust I 5 3/4% Trust Convertible Preferred Securities; and 68,358,198 shares were unissued and unreserved.

     Reasons for the Amendment. The Board of Directors has determined that it would be in the best interests of the Company's stockholders to effect a four-for-one stock split, as described in Proposal 2 below. However, without an increase in the authorized number of shares of Common Stock, the Company would not have a sufficient number of shares authorized under its Restated Certificate of Incorporation to effect the stock split. The Board of Directors has adopted the Amendment primarily to provide for a sufficient authorized number of shares of Common Stock to effect the stock split and have shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. In addition to the proposed stock split, the additional shares may be used, without further stockholder approval, for various purposes including, without limitation, future splits of the Common Stock, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the company's business or product lines through the acquisition of other businesses or products.

     From time to time the Company considers strategic transactions and alternatives with the goal of maximizing stockholder value. For example, in September 1998 the Company completed the spin off of Leap Wireless International, and in May 1999 the Company completed the sale of our infrastructure products division to Ericsson. The Company will continue to evaluate additional potential strategic transactions and alternatives which it believes may enhance stockholder value. These additional potential transactions may include a variety of different structures, including spin offs, strategic partnerships, joint ventures, restructurings, divestitures and business combinations.

     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

     Other than in connection with the proposed stock split and under the Company's equity plans, the Board of Directors has no agreements or commitments to issue additional shares of Common Stock for any purpose. However, the Company does not contemplate seeking stockholder approval for any future issuances of capital stock unless required to do so by an obligation imposed by applicable law, a regulatory authority or a third party. Under the Company's Restated Certificate of Incorporation, no stockholder is entitled to preemptive rights with respect to any future issuances of capital stock. The Board of Directors believes the proposed increase in the authorized Common Stock will make a sufficient number of shares available, taking into account the stock split, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

                      APPROVAL OF FOUR-FOR-ONE STOCK SPLIT

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to effect a four-for-one stock split pursuant to which each share of the Company's Common Stock outstanding as of the end of business on the date of the Special Meeting will be split into four shares of Common Stock (the "Stock Split").

     Reasons for the Stock Split. The objectives of the Stock Split are to shift the trading range of the Common Stock to a level that will facilitate increased trading activity and encourage round lot trading, all of which may be expected to increase the liquidity and broaden the marketability of the Common Stock. For these reasons, and due to the Company's growth and strong performance in fiscal 1999, the Board has determined that the Stock Split would be in the best interests of the Company and its stockholders. The Board of Directors has reserved the right, in the event it determines at any time prior to the Special Meeting that the proposed Stock Split is not in the best interests of the Company's stockholders, to abandon the proposed Stock Split, without any further action or approval by the stockholders.

     Principal Effects. The Stock Split will not affect the stockholders' proportionate equity interests in the Company or the rights of stockholders with respect to each share of Common Stock as to voting, dividends and other matters. Since there is no consideration received by the Company in connection with the Stock Split, the overall capital of the Company will not change as a result of the Stock Split. The complete text of the Certificate of Amendment to the Restated Certificate that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment is set forth in Exhibit A to this Proxy Statement; provided, however that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Common Stock Amendment.

     Effective Date; Delivery of New Certificates. If the Stock Split is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of the State of the State of Delaware which is expected to be effective as of the end of business on the date of the Special Meeting (the "Stock Split Record Date"). Subject to such approval, on or about December 30, 1999 (the "Stock Split Payment Date"), the Company will mail a certificate representing three additional shares of Common Stock for each share held on the Stock Split Record Date to holders of Common Stock as of the Stock Split Record Date. If stockholders approve the Stock Split after December 20, 1999 due to an adjournment or postponement of the Special Meeting, or if the Certificate of Amendment of the Restated Certificate of Incorporation is not filed on December 20, 1999 for other reasons, the Stock Split Record Date and the Stock Split Payment Date may be changed. Stockholders should retain their stock certificates representing shares of Common Stock and should not send them to the Company or its transfer agent. In addition, stockholders contemplating a sale between the Stock Split Record Date and the Stock Split Payment Date should consult their brokers as to their entitlement to the split shares.

     Tax Consequences. The following discussion is included for general information only. Stockholders should consult their personal tax advisors to determine the particular consequences of the Stock Split, including the applicability and effect of federal, state, local and foreign income and other taxes. No gain or loss will be recognized for federal income tax purposes on the receipt of additional shares of Common Stock in the Stock Split. A holder's basis in the shares of Common Stock held immediately prior to the Stock Split is allocated proportionately among the original shares and the additional shares issued as a result of the Stock Split. The holding period of the shares of Common Stock received by a holder will include the period during which the shares of Common Stock owned immediately prior to the Stock Split were held.

     The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding on the Record Date will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of November 1, 1999 by: (i) each director; (ii) the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 26, 1999; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                              NUMBER OF     PERCENT OF
                      BENEFICIAL OWNER                          SHARES        TOTAL
                      ----------------                        ----------    ----------
Irwin Mark Jacobs(2)........................................   6,183,348       3.73%
Steven R. Altman(3).........................................      50,104          *
Richard Sulpizio(4).........................................     205,470          *
Anthony S. Thornley(14).....................................     154,530          *
Andrew J. Viterbi(5)(14)....................................   2,396,246       1.46%
Richard C. Atkinson(6)(14)..................................     476,064          *
Adelia A. Coffman(7)(14)....................................     243,020          *
Diana Lady Dougan(14).......................................       8,000          *
Neil Kadisha(8)(14).........................................   2,291,892       1.39%
Robert E. Kahn(14)..........................................       4,000          *
Jerome S. Katzin(9)(14).....................................     454,168          *
Duane A. Nelles(10)(14).....................................      75,000          *
Peter M. Sacerdote(11)(14)..................................     214,000          *
Frank Savage(14)............................................      36,100          *
Brent Scowcroft(14).........................................     126,248          *
Marc I. Stern(12)(14).......................................     128,000          *
All Executive Officers and Directors as a Group (21
  persons)(13)(14)..........................................  15,139,500       9.04%

---------------
  *  Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 164,570,278 shares outstanding on November 1, 1999, adjusted as required by rules promulgated by the SEC.

 (2) Includes 4,941,668 shares held in family trusts and 29,680 shares held in trust for the benefit of relatives. Also includes 1,212,000 shares issuable upon exercise of options exercisable within 60 days of November 1, 1999 of which 10,000 shares are held in trusts for the benefit of Dr. Jacobs and his spouse and 1,719 shares are held in trusts as to which Dr. Jacobs disclaims beneficial ownership.

 (3) Includes 4,534 shares held by Mr. Altman's spouse. Also includes 31,000 shares issuable upon exercise of options exercisable within 60 days of November 1, 1999 of which 492 shares are held in trusts for the benefit of Mr. Altman's children for which Mr. Altman's spouse is the trustee.

 (4) Includes 7,070 shares held in family trusts and 1,400 shares held for the benefit of Mr. Sulpizio's children. Also includes 197,000 shares issuable upon exercise of options exercisable within 60 days of November 1, 1999 of which 11,000 shares are held in trusts for the benefit of Mr. Sulpizio's children for which Mr. Sulpizio's spouse is the trustee.

 (5) Includes 2,355,476 shares held in family trusts.

 (6) Includes 21,000 shares held in a foundation of which Dr. Atkinson disclaims beneficial ownership. Also includes 220,904 shares held in family trusts, 102,000 shares held in a pension plan trust for the benefit of employees of a business operated by Dr. Atkinson and 8,160 shares held in trust for the benefit of relatives.

 (7) Includes 179,020 shares held in family trusts.

 (8) Includes 300,000 shares held in trusts for the benefit of Mr. Kadisha and 20,000 shares held in trust as to which Mr. Kadisha disclaims beneficial ownership.

 (9) Includes 4,000 shares held in a foundation of which Mr. Katzin disclaims beneficial ownership. Also includes 297,032 shares held in family trusts and 55,136 shares held in trust for the benefit of Mr. Katzin's grandchildren of which Mr. Katzin's wife is the trustee.

(10) Includes 1,000 shares held by Mr. Nelles' children.

(11) Includes 50,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(12) Includes 4,000 shares held in family trusts.

(13) Includes 14,212 shares held for the benefit of executive officers' children and 11,340 shares held in trust for the benefit of an executive officer.

(14) Includes shares issuable upon exercise of options exercisable within 60 days of November 1, 1999 as follows: Mr. Thornley, 152,000 shares; Dr. Viterbi, 30,000 shares; Dr. Atkinson, 124,000 shares; Ms. Coffman, 64,000 shares; Ambassador Dougan, 8,000 shares; Mr. Kadisha, 124,000 shares; Dr. Kahn, 4,000 shares; Mr. Katzin, 98,000 shares; Mr. Nelles, 54,000 shares; Mr. Sacerdote, 124,000 shares; Mr. Savage, 25,500 shares; Mr. Scowcroft, 116,000 shares; Mr. Stern, 124,000 shares; all directors and executive officers as a group, 2,932,100 shares.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /S/ IRWIN MARK JACOBS
                                          Irwin Mark Jacobs
                                          Chairman of the Board
                                          and Chief Executive Officer

November 22, 1999

                                                                       EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                             QUALCOMM INCORPORATED

     QUALCOMM Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: The name of the Corporation is QUALCOMM Incorporated (the "Corporation").

     SECOND: The date on which the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is August 15, 1991.

     THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions at a meeting held on November 2, 1999 to amend Article IV of the Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

          "This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three billion eight million (3,008,000,000) shares. Three billion (3,000,000,000) shares shall be Common Stock, each having a par value of one-one hundredth of one cent ($0.0001). Eight million (8,000,000) shares shall be Preferred Stock, each having a par value of one-one hundredth of one cent ($0.0001). Effective at the time of filing with the Secretary of State of the State of Delaware of this Certificate of Amendment (the "Effective Time"), each share of the corporation's Common Stock, par value $0.0001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be split into four (4) shares of Common Stock, par value $0.0001 per share, of the corporation."

     FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, QUALCOMM Incorporated has caused this Certificate of
Amendment to be signed by its duly authorized officers this   day of December,
1999.

                                          By:
                                            ------------------------------------
                                                     Irwin Mark Jacobs
                                             Chairman of the Board of Directors

ATTEST:

By:
    --------------------------------------------------------
             Steven R. Altman
           Assistant Secretary

                                                                PRELIMINARY COPY


                              QUALCOMM INCORPORATED

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 20, 1999

         The undersigned hereby appoints Irwin Mark Jacobs, Anthony S. Thornley and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated which the undersigned may be entitled to vote at the Special Meeting of Stockholders of QUALCOMM Incorporated to be held at ____________, _____________________ on Monday, December 20, 1999 at ____ a.m.
(local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         YOUR VOTE IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

---------------------------------DETACH HERE------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

PROPOSAL 1:        To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 300,000,000 to 3,000,000,000 shares.

             [ ]   FOR             [ ]     AGAINST           [ ]       ABSTAIN

PROPOSAL 2:       To approve an amendment to the Company's Restated Certificate of Incorporation to effect a split of the Company's Common
                  Stock whereby each outstanding share of Common Stock shall become four shares of Common Stock.

             [ ]   FOR             [ ]     AGAINST           [ ]       ABSTAIN

                   (Continued and to be signed on other side)



                                       1.

                           (Continued from other side)


DATED: _________________               _________________________________________


                                       _________________________________________
                                                    SIGNATURE(S)


                                       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



                                       2.